Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
WESTERN LIBERTY BANCORP
(a Delaware corporation)
October 28, 2010

TABLE OF CONTENTS

Page
ARTICLE I OFFICES	- 1 -

1.1 Registered Office	- 1 -
1.2 Other Offices	- 1 -

ARTICLE II MEETINGS OF STOCKHOLDERS	- 1 -

2.1 Annual Meetings	- 1 -
2.2 Special Meetings	- 1 -
2.3 Notices	- 1 -
2.4 Record Date	- 2 -
2.5 Stock Ledger	- 3 -
2.6 Quorum and Adjournments	- 3 -
2.7 Organization	- 4 -
2.8 Vote	- 4 -
2.9 Proxies	- 4 -
2.10 Action Without Meeting	- 4 -
2.11 Inspectors of Election	- 5 -
2.12 Notice of Stockholder Business and Nominations	- 5 -

ARTICLE III DIRECTORS	- 9 -

3.1 Election	- 9 -
3.2 Chairman of the Board	- 9 -
3.3 Powers	- 9 -
3.4 First Meeting	- 9 -
3.5 Regular Meetings	- 9 -
3.6 Special Meetings	- 10 -
3.7 Quorum	- 10 -
3.8 Organization	- 10 -
3.9 Meeting by Conference Telephone	- 10 -
3.10 Action Without Meeting	- 10 -
3.11 Compensation	- 10 -

ARTICLE IV COMMITTEES	- 11 -

4.1 Designation	- 11 -
4.2 Members	- 11 -
4.3 Powers	- 11 -
4.4 Rules	- 11 -
4.5 Minutes	- 11 -
4.6 Action Without Meeting	- 11 -
4.7 Compensation	- 11 -

Page

ARTICLE V NOTICES	- 11 -

5.1 Method	- 11 -
5.2 Waiver	- 11 -

ARTICLE VI OFFICERS	- 12 -

6.1 Election	- 12 -
6.2 President	- 12 -
6.3 Vice Presidents	- 12 -
6.4 Treasurer	- 13 -
6.5 Assistant Treasurers	- 13 -
6.6 Secretary	- 13 -
6.7 Assistant Secretaries	- 13 -
6.8 Compensation	- 13 -

ARTICLE VII CERTIFICATES OF STOCK	- 14 -

7.1 Certificates	- 14 -
7.2 Facsimile Signatures	- 14 -
7.3 Lost Certificates	- 14 -
7.4 Transfers of Stock	- 14 -
7.5 Registered Stockholders	- 15 -

ARTICLE VIII INDEMNIFICATION	- 15 -

8.1 Right to Indemnification	- 15 -
8.2 Determination by the Corporation	- 16 -
8.3 Determination by a Court	- 16 -
8.4 Payment in Advance	- 17 -
8.5 Conditions Precedent	- 17 -
8.6 Timely Payment	- 17 -
8.7 Assumption of Defense	- 18 -
8.8 Partial Indemnification	- 18 -
8.9 Subrogation	- 18 -
8.10 Continuing Contract Right	- 18 -
8.11 Non-exclusivity	- 19 -
8.12 Insurance	- 19 -
8.13 Certain Definitions	- 19 -
8.14 Survival	- 19 -
8.15 Limitations	- 20 -
8.16 Notices	- 20 -
8.17 Employees and Agents	- 20 -
8.18 Severability	- 20 -

ii

Page

ARTICLE IX MISCELLANEOUS	- 21 -

9.1 Dividends	- 21 -
9.2 Reserves	- 21 -
9.3 Books and Records	- 21 -
9.4 Fiscal Year	- 21 -
9.5 Seal	- 21 -
9.6 Amendments	- 21 -

iii

AMENDED AND RESTATED
BYLAWS
OF
WESTERN LIBERTY BANCORP
These AMENDED AND RESTATED BYLAWS (these “Bylaws”) of Western Liberty Bancorp (f/k/a Global Consumer Acquisition Corp.), a Delaware corporation (the “Corporation”), have been adopted by the Corporation effective as of the date set forth on the cover page hereof and are subject to the applicable provisions of the certificate of incorporation of the Corporation, as in effect from time to time (the “Certificate of Incorporation”), and the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE I
OFFICES
1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation.
1.2 Other Offices. The Corporation may maintain offices other than its registered office at such places, within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1 Annual Meetings. An annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held (a) on the second Tuesday in the month of February at 9:00 a.m. at the principal place of business of the Corporation or (b) on such other date and at such other time and place, if any, within or without the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of such meeting. At each annual meeting of the Stockholders, the Stockholders shall elect the Board of Directors and transact such other business as may properly be brought before such meeting.
2.2 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, (a) may be called by the Chief Executive Officer and (b) shall be called by the Secretary upon the receipt of a written request stating the purpose or purposes of such meeting from (i) a majority of the Board of Directors or (ii) the Stockholders that own a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereon. Business transacted at any special meeting of the Stockholders shall be limited to the purpose or purposes stated in the notice of such meeting. Any special meeting of the Stockholders may be held on such date and at such time and place, if any, within or without the State of Delaware, as shall be determined by the Board of Directors stated in the notice of such meeting.
2.3 Notices. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If such notice is mailed, then such notice shall be deemed to be given to any Stockholder when deposited in the mail, postage prepaid, directed to such Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

2.4 Record Date. (a) In order that the Corporation may determine the Stockholders entitled to notice of any meeting of the Stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall, unless required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed, then (a) the record date for determining the Stockholders entitled to notice of and to vote at any meeting of the Stockholders shall be (i) at the close of business on the day next preceding the day on which notice is given or (ii) if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of the Stockholders of record entitled to notice of, or to vote at, any meeting of the Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.5 Stock Ledger. The Secretary shall prepare and make, at least ten (10) days before every meeting of the Stockholders, a complete list of the Stockholders entitled to vote at such meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the relevant meeting at least ten (10) days prior to such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall also be produced and kept at the time and place of the relevant meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.6 Quorum and Adjournments. The holders of a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote at any meeting of the Stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business, except as otherwise provided by the Certificate of Incorporation or the DGCL. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, then the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall not be entitled to vote or be counted for the purposes of determining a quorum; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If any adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.7 Organization. Each meeting of the Stockholders shall be presided over by (a) the Chairman of the Board, if any, (b) the President, in the absence of the Chairman of the Board, (c) a chairman designated by the Board of Directors, in the absence of the Chairman of the Board and the President, or (d) a chairman chosen at such meeting, in the absence of the Chairman of the Board, the President and such designation. The Secretary, or any Assistant Secretary, in the absence of the Secretary, shall act as the secretary of each meeting of the Stockholders; provided, however, that if the Secretary and all Assistant Secretaries are absent, then the chairman of such meeting may appoint any person to act as the secretary of such meeting.
2.8 Vote. Each Stockholder entitled to vote at any meeting of the Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. Voting at meetings of the Stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the shares of all classes of stock of the Corporation issued and outstanding and entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of the Stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect any director. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, the DGCL or these Bylaws, or the rules or regulations of any stock exchange, be decided by the vote of the holders of majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereon, present in person or represented by proxy, at the meeting.
2.9 Proxies. Each Stockholder entitled to vote at any meeting of the Stockholders may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period of effectiveness. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.
2.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by the holders of the shares of the stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the stock of the Corporation issued and outstanding and entitled to vote thereon were present and voted. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented to such action in writing.

2.11 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
2.12 Notice of Stockholder Business and Nominations.
(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12.
(2) For any nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.12, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. Such Stockholder’s notice shall set forth: (a) as to each person whom the Stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from Stockholders in support of such proposal or nomination, and (vii) any other information relating to such Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 2.12 shall be deemed satisfied by a Stockholder with respect to a business proposal (other than a nomination) if the Stockholder has notified the Corporation of his, her or its intention to present the proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.12 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof (or Stockholders pursuant to Section 2.2 hereof) or (2) provided that the Board of Directors (or Stockholders pursuant to Section 2.2 hereof) has determined that directors shall be elected at such meeting, by any Stockholder of the Corporation who is a Stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by paragraph (A)(2) of this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at an annual or special meeting of Stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.
(2) For purposes of this Section 2.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3) Notwithstanding the foregoing provisions of this Section 2.12, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.12; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.12 shall be the exclusive means for a Stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) hereof, business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as such Rules may be amended from time to time). Nothing in this Section 2.12 shall be deemed to affect any rights (a) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III
DIRECTORS
3.1 Election. (a) The number of directors comprising the Board of Directors shall be fixed at nine (9).
(b) The directors shall be elected at the annual meeting of the Stockholders, except as provided in Section 3.1(c), and each director elected by such Stockholders shall hold office, at the discretion of the Stockholders, until the earlier of (i) such director’s resignation, removal or death or (ii) the due election and qualification of such director’s successor. Directors need not be Stockholders. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereon.
(c) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (even though the number of such directors may be less than a quorum), by the sole remaining director, or by the Stockholders at any meeting. Each director so elected shall hold office, at the discretion of the Stockholders, until the earlier of (i) such director’s resignation, removal or death or (ii) the due election and qualification of such director’s successor. If, at any time, there are no directors in office, then an election of directors may be held in the manner provided by the DGCL.
3.2 Chairman of the Board. There may be a chairman of the Board of Directors (the “Chairman of the Board”) elected by the Board of Directors from their members at any meeting of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors.
3.3 Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by the Certificate of Incorporation, the DGCL or these Bylaws to be exercised or done by the Stockholders.
3.4 First Meeting. The first meeting of each newly elected Board of Directors shall be held promptly after and at the same place as the annual meeting of the Stockholders, and any such meeting may be held without notice to any director. At the first meeting of each newly elected Board of Directors, the Board of Directors shall elect the officers of the Corporation and transact such other business as may properly be brought before such meeting.
3.5 Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, on such date and at such time and place, within or without the State of Delaware, as shall be determined by the Board of Directors.

3.6 Special Meetings. Special meetings of the Board of Directors (a) may be called by the President on not less than two, or, in the case of notice given by mail, not less than three, days’ notice to each director and (b) shall be called by the Secretary on like notice on the written request of two directors, unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Secretary on like notice on the written request of the sole director. Any special meeting of the Board of Directors may be held on such date and at such time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting or in a duly executed waiver of notice thereof.
3.7 Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation or the DGCL. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.8 Organization. Each meeting of the Board of Directors shall be presided over by (a) the Chairman of the Board, if any, (b) the President, in the absence of the Chairman of the Board, or (c) a chairman chosen at such meeting, in the absence of the Chairman of the Board and the President. The Secretary, or any Assistant Secretary, in the absence of the Secretary, shall act as the secretary of each meeting of the Board of Directors; provided, however, if the Secretary and all Assistant Secretaries are absent, then the chairman of such meeting may appoint any person to act as the secretary of such meeting.
3.9 Meeting by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation, directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
3.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board in accordance with applicable law.
3.11 Compensation. The Board of Directors may fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors.

ARTICLE IV
COMMITTEES
4.1 Designation. The Board of Directors may designate one or more committees of the Board of Directors (a “Committee”). Each Committee shall have such name as may be determined from time to time by the Board of Directors.
4.2 Members. Each Committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of such Committee. In the absence or disqualification of any member of any Committee, the member or members of such Committee present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in place of any such absent or disqualified member.
4.3 Powers. To the extent provided in the relevant resolution, any Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that (a) no Committee shall have power or authority in reference of (i) approving or adopting, or recommending to the Stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to the Stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.
4.4 Rules. Unless the Board of Directors otherwise provides, each Committee may adopt, amend or repeal rules for the conduct of its business. In the absence of such rules, each Committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.
4.5 Minutes. Each Committee shall keep regular minutes of its meetings and report such minutes to the Board of Directors when required.
4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting if a written consent thereto is signed by all of the members of such Committee, and such written consent is filed with the minutes of the proceeding of such Committee.
4.7 Compensation. The Board of Directors may fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at meetings of any Committee.
ARTICLE V
NOTICES
5.1 Method. Notices to directors and Stockholders shall be in writing and delivered personally or mailed to the directors or Stockholders at their respective addresses as they appear on the records of the Corporation. Notice to directors may also be given by telephone, facsimile or other means of electronic transmission.
5.2 Waiver. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends any meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Stockholders, directors or members of any Committee need be specified in any written waiver of notice.

ARTICLE VI
OFFICERS
6.1 Election. (a) The officers of the Corporation shall be elected by the Board of Directors, may include a president (the “President”), a treasurer (the “Treasurer”) and a secretary (the “Secretary”) and may include one or more vice presidents (the “Vice Presidents”), assistant treasurers (the “Assistant Treasurers”) or assistant secretaries (the “Assistant Secretaries”). Two or more offices may be held by the same person. The Board of Directors may elect such other officers of the Corporation as the Board of Directors may deem necessary, desirable or appropriate, and each of such officers shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
(b) Each officer of the Corporation shall hold office, at the discretion of the Board of Directors, until the earlier of (i) such officer’s resignation, removal or death or (ii) the due election and qualification of such officer’s successor. Any officer may be removed, with or without cause, at any time by a majority of the Board of Directors; provided, however, that no such removal shall prejudice the contractual rights of such officer, if any, with the Corporation.
(c) Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by appointment of the President.
6.2 President. (a) The President shall be the chief executive officer of the Corporation and may be designated by the Board of Directors as the “Chief Executive Officer” of the Corporation. The President shall, under the direction of the Board of Directors, be responsible for the management of the business of the Corporation. The President shall, in the absence of the Chairman of the Board, if any, preside at all meetings of the Stockholders and the Board of Directors, and have the powers and duties assigned to the President in the DGCL and these Bylaws and such other powers and duties as may be assigned to the President from time to time by the Board of Directors.
(b) The President may, on behalf of the Corporation, execute and deliver such agreements, instruments and documents, and take such other actions, as the President may deem necessary, desirable or appropriate to effect any transaction authorized by the Board of Directors.
6.3 Vice Presidents. (a) Each Vice President shall, in the absence of the President and in the order of seniority determined by the Board of Directors, have the powers and duties of the President. Any Vice President shall have such powers and duties as may be assigned to such Vice President from time to time by the Board of Directors or the President.
(b) If any Vice President is designated by the Board of Directors as the “Chief Operating Officer” of the Corporation, then such Vice President shall be deemed to be the most senior Vice President of the Corporation. If any Vice President is designated by the Board of Directors as the “Chief Financial Officer” of the Corporation, then such Vice President shall, in the absence of the Chief Operating Officer of the Corporation, if any, be deemed to be the most senior Vice President of the Corporation.

6.4 Treasurer. The Treasurer shall, in the absence of any Vice President designated as the Chief Financial Officer of the Corporation, be the chief financial officer of the Corporation. The Treasurer shall (a) maintain custody of the funds and securities of the Corporation, (b) keep full and accurate accounts of receipts and disbursements in the records of the Corporation and (c) deposit all funds and other valuable effects of the Corporation in the name and for the benefit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall have the powers and duties assigned to the Treasurer in the DGCL and these Bylaws and such other powers and duties as may be assigned to the Treasurer from time to time by the Board of Directors, the President or any Vice President.
6.5 Assistant Treasurers. Each Assistant Treasurer shall, in the absence of the Treasurer and in the order of seniority determined by the Board of Directors, have the powers and duties of the Treasurer. Any Assistant Treasurer shall have such powers and duties as may be assigned to such Assistant Treasurer from time to time by the Board of Directors, the President, any Vice President or the Treasurer.
6.6 Secretary. The Secretary shall keep the seal of the Corporation in safe custody and, when authorized by the Board of Directors, affix such seal to any agreement, instrument or document that requires it. The Secretary shall have the powers and duties assigned to the Secretary in the DGCL and these Bylaws and such other powers and duties as may be assigned to the Secretary from time to time by the Board of Directors, the President or any Vice President.
(b) The Secretary may, on behalf of the Corporation, execute and deliver such certificates as the Secretary may deem necessary, desirable or appropriate to certify any record of the Corporation in connection with any transaction authorized by the Board of Directors.
6.7 Assistant Secretaries. Each Assistant Secretary shall, in the absence of the Secretary and in the order of seniority determined by the Board of Directors, have the powers and duties of the Secretary. Any Assistant Secretary shall have such powers and duties as may be assigned to such Assistant Secretary from time to time by the Board of Directors, the President, any Vice President or the Secretary.
6.8 Compensation. The Board of Directors may fix the compensation paid to each officer of the Corporation or delegate the power to fix such compensation to the President.

ARTICLE VII
CERTIFICATES OF STOCK
7.1 Certificates. The certificates of stock of the Corporation shall be in such form as is approved by the Board and shall be numbered consecutively and entered in the books of the Corporation in the order issued. The Board of Directors may by resolution provide that some or all of any or all classes or series of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares already represented by certificates until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate, signed by or in the name of the President or any Vice President, and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, representing the number of shares registered in certificate form (a “Certificate”). If the Corporation is authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of each Certificate that the Corporation shall issue to represent such class of stock (or, in the case of uncertificated shares, notice thereof shall be provided in accordance with applicable law); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of such Certificate a statement that the Corporation will furnish without charge to each Stockholder who so requests the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights (or, in the case of uncertificated shares, notice thereof shall be provided in accordance with applicable law).
7.2 Facsimile Signatures. If any Certificate is signed by any transfer agent or any assistant transfer agent or by any transfer clerk acting on behalf of the Corporation and any registrar, then the signature on such Certificate of the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or Assistant Secretary may be a facsimile signature. If any officer of the Corporation who has signed, or whose facsimile signature has been used on, any Certificate shall cease to be an officer of the Corporation before such Certificate has been delivered by the Corporation, then such Certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such Certificate or whose facsimile signature has been used thereon had not ceased to be an officer of the Corporation.
7.3 Lost Certificates. The Board of Directors may direct that a new Certificate or uncertificated shares be issued in place of any Certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of such fact by the person claiming the Certificate to be lost, stolen or destroyed. When authorizing the issue of such a new Certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed Certificate, or such holder’s legal representative, to advertise such fact in such manner as the Board of Directors may require or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to such lost, stolen or destroyed Certificate or the issuance of such new Certificate or uncertificated shares.
7.4 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of any Certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new Certificate to the person entitled thereto, cancel the old Certificate and record the transaction upon the records of the Corporation. Transfers of uncertificated shares shall be made in compliance with applicable laws or regulations.

7.5 Registered Stockholders. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the Stockholders entitled to examine the stock ledger, the list of the Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the Stockholders.
ARTICLE VIII
INDEMNIFICATION
8.1 Right to Indemnification. (a) Subject to Section 8.2 and Section 8.5, the Corporation, to the fullest extent permitted by law, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (i) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that any person (i) did not act in good faith or in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or (ii) with respect to any criminal action or proceeding had reasonable cause to believe that such person’s conduct was unlawful.
(b) Subject to Section 8.2 and Section 8.5, the Corporation, to the fullest extent permitted by law, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.2 Determination by the Corporation. (a) Any indemnification under this Article VIII (unless ordered by any court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the relevant director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1. Such determination shall be made, with respect to any person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a Committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
(b) For purposes of any determination under Section 8.2(a), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on (i) the records or books of account of the Corporation or another enterprise, (ii) information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Corporation or another enterprise or (iv) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.2(b) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.2(b) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1.
8.3 Determination by a Court. If the Corporation has made a determination under Section 8.2 that the indemnification of any director or officer is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 8.1, then notwithstanding such contrary determination, such person may apply to the Court of Chancery in the State of Delaware or any other court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 8.1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 8.1. The Corporation’s contrary determination in the specific case under Section 8.2 shall not be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.3 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled, to the fullest extent permitted by law, to be paid the expense of prosecuting such application.

8.4 Payment in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
8.5 Conditions Precedent. Each person entitled to indemnification under this Article VIII shall, as a condition precedent to his right to indemnification hereunder with respect to any claim made against such person, give the Corporation notice in writing of such claim as soon as practicable after such person has received notice of the claim. Each such person shall direct each such notice to the Secretary of the Corporation at the principal place of business of the Corporation (or such other address as the Corporation shall designate in writing to such person). In addition, each such person shall give the Corporation any information and cooperation that the Corporation may reasonably request with respect to such claim.
(b) Each person entitled to indemnification under this Article VIII shall, as a condition precedent to his right to indemnification hereunder with respect to any expense incurred by such person, obtain from the Corporation the prior written consent of the Corporation to incur such expense (which consent shall not be unreasonably withheld or delayed). Each such person shall seek such consent from the Secretary of the Corporation at the principal place of business of the Corporation (or such other address as the Corporation shall designate in writing to such person). In addition, each such person shall give the Corporation any information that the Corporation may reasonably request with respect to such expense.
8.6 Timely Payment. (a) The Corporation shall indemnify each person entitled to indemnification under this Article VIII no later than sixty (60) days after the delivery by such person to the Corporation of a written request for payment thereof. The Corporation shall pay to any such person any advances to be made thereunder within twenty (20) days following the delivery of a written request by such person to the Corporation for payment thereof.
(b) If the Corporation has made a determination under Section 8.2 that the indemnification of any director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 but fails to pay such person with respect to any written request made within the applicable period set forth in Section 8.6(a), or if the Corporation fails to make any determination with respect to a specific case within such period, then such person may at any time thereafter bring suit against the Corporation in the Court of Chancery in the State of Delaware or any other court of competent jurisdiction to recover the unpaid amount of the request. It shall be a defense to any such action (other than a suit brought to enforce a request for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that such person has not met the applicable standard of conduct set forth in Section 8.1, but the burden of proving such defense shall be on the Corporation, and such person shall be entitled to receive advance payment of expenses pursuant to Section 8.4 unless and until such defense has been finally adjudicated by court order or judgment for which no further right of appeal exists. Notice of any such suit pursuant to this Section 8.6(b) shall be given to the Corporation promptly upon the filing of such suit. If successful, in whole or in part, the person seeking indemnification shall also be entitled to be paid the expense of prosecuting such suit.

8.7 Assumption of Defense. If the Corporation is obligated to indemnify any director or officer under this Article VIII with respect to any action, suit or proceeding against such person, the Corporation shall be entitled to assume the defense of such action, suit or proceeding with counsel approved by such person (which approval shall not be unreasonably withheld), upon the delivery to such person of written notice to such effect. After the delivery of such a notice, approval of such counsel by such person and the retention of such counsel by the Corporation, the Corporation will not be liable to such person under this Article VIII for any fees of counsel subsequently incurred by such person with respect to the action, suit or proceeding, unless (a) such person and the Corporation have reasonably concluded that such counsel has a conflict of interest between the Corporation and such person in the conduct of such defense, (b) the Corporation ceases or terminates the retention of such counsel with respect to the defense of such action, suit or proceeding, or (c) the retention of counsel by such person is authorized by the Corporation. In any of such events, the fees and expenses of such person’s counsel shall be at the expense of the Corporation. At all times, any such person shall have the right to retain other counsel in any such action, suit or proceeding at such person’s expense.
8.8 Partial Indemnification. If any director or officer is entitled to indemnification by the Corporation under this Article VIII for any portion (but not the total amount) of any expenses (including attorneys’ fees), judgments, fines or amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, the Corporation shall nevertheless indemnify such person for such portion.
8.9 Subrogation. If the Corporation makes any payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer to whom such payment is made, and such person shall do all things that may be necessary to secure such rights, including without limitation the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
8.10 Continuing Contract Right. The right to indemnification conferred in this Article VIII shall be a contract right. No amendment to or repeal of this Article VIII shall apply to, or have any effect on, any right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

8.11 Non-exclusivity. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of the Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 shall be made to the fullest extent permitted by law. To the extent that Section 145 of the DGCL or any successor thereto may be amended or supplemented from time to time, this Article VIII shall be construed so as to permit indemnification and advancement of expenses to the persons entitled thereto under this Article VIII to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of or advancement of expenses to any person who is not specified in Section 8.1 but whom the Corporation has the power or obligation to indemnify or advance expenses to under the provisions of the DGCL or otherwise.
8.12 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
8.13 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, (a) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, (b) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries, and (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
8.14 Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.15 Limitations. Notwithstanding anything contained in this Article VIII to the contrary, the Corporation shall not be obligated as follows:
(a) To indemnify any director or officer in connection with any action, suit or proceeding (or part thereof) initiated by any person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors (except for suits to enforce rights to indemnification brought in accordance with Section 8.3 or 8.6, as applicable);
(b) To indemnify any person with respect to any action, suit or proceeding initiated by such person to enforce rights to indemnification under this Article VIII if a court of competent jurisdiction has determined that such action, suit or proceeding was not made in good faith or was frivolous;
(c) To indemnify any person with respect to (i) circumstances in which indemnification is expressly prohibited pursuant to Delaware law other applicable law or (ii) any act or omission from which a director may not be relieved of liability pursuant to Delaware law;
(d) To indemnify any person with respect to any expense that has been paid directly to such person by an insurance carrier under a policy of directors and officers liability insurance maintained by the Corporation; or
(e) To indemnify any person with respect to any expense (or the payment of profits) arising from the purchase and sale by such person of any security in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
8.16 Notices. All consents, notices, requests, demands and other communications permitted or required under this Article VIII shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.
8.17 Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
8.18 Severability. If any word, clause or provision of this Article VIII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

ARTICLE IX
MISCELLANEOUS
9.1 Dividends. Subject to the provisions of the Certificate of Incorporation and the DGCL, (a) the Board of Directors may declare dividends upon the stock of the Corporation at any regular or special meeting of the Board of Directors, and (b) dividends may be paid in cash, property or shares of the stock of the Corporation.
9.2 Reserves. The Board of Directors may set aside out of any funds of the Corporation legally available therefor such reserves as the Board of Directors, in its discretion, may consider necessary, desirable or appropriate (a) to meet contingencies, (b) for equalizing dividends, (c) for repairing or maintaining any property of the Corporation or (d) for such other purposes as the Board of Directors may deem necessary, advisable or appropriate. The Board of Directors may modify or abolish any such reserves in the manner in which such reserves were created.
9.3 Books and Records. The Corporation shall keep, at the principal place of business of the Corporation or such other office of the Corporation as the Board of Directors may deem necessary, desirable or appropriate, correct and complete books and records of account, minutes of the proceedings of meetings of the Stockholders, the Board of Directors and each Committee, if any, and the names and addresses of the Stockholders.
9.4 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by the Board of Directors.
9.5 Seal. The seal of the Corporation shall be fixed by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
9.6 Amendments. The Board of Directors may amend or repeal any of these Bylaws at any regular or special meeting of the Board of Directors. The Stockholders may amend or repeal any of these Bylaws at any annual or special meeting of the Stockholders.